UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 5, 2022

YIELD10 BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33133	04-3158289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 583-1700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	YTEN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Willie Loh, Ph.D. to the Board of Directors
On October 4, 2022, the Board of Directors (the “Board”) of Yield10 Bioscience, Inc. (the “Company”) appointed Willie Loh, Ph.D. to the Board, effective as of the same date, to serve as a Class II director with a term to continue until the Company’s 2023 annual meeting of stockholders. In connection with Dr. Loh’s election to the Board, the Board set the size of the Board at six members.
Dr. Loh, age 67, is an independent business consultant and previously served as a consultant to the Board beginning in April 2022 until his appointment to the Board. From July 1995 to December 2019, Dr. Loh served in various positions at Cargill, Inc., including most recently as Vice President, Market Development of Cargill’s Global Edible Oil Solutions group in North America, where he was responsible for the market development of novel oil products and led its Project Management Office. Prior to that assignment, Dr. Loh led marketing professionals at Cargill responsible for strategic planning, new business development, product management and innovation in food ingredient oils, foodservice oils and planting seed, and led the specialty oils sales team at Cargill for 10 years. Dr. Loh received his Bachelor’s Degree in Biology from Columbia University. He has a Master’s Degree in Botany from Rutgers University and a Ph.D. in Microbiology from the Ohio State University. Dr. Loh also worked as a Post-Doctoral Research Fellow in Cell and Molecular Biology at the University of Virginia. Dr. Loh has published original research articles in Oil Chemistry, Oilseed Biochemistry, Microbial Physiology and Plant Molecular Genetics and has been granted more than a dozen patents in these areas. Dr. Loh’s qualifications to serve on the Board include his extensive experience, knowledge and background in both agri-food business and crop genetics.
The Board has affirmatively determined that Dr. Loh is an independent director pursuant to the Nasdaq Stock Market listing rules. There are no arrangements or understandings between Dr. Loh and any other person pursuant to which Dr. Loh was appointed as a director. There are no transactions to which the Company is a party and in which Dr. Loh has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.
Prior to his appointment as a director, Dr. Loh served as a consultant to the Company from April 2022 through September 2022, pursuant to a consulting agreement entered into on April 27, 2022 by and between the Company and Dr. Loh (the “Consulting Agreement”). The Consulting Agreement was terminated prior to Dr. Loh’s appointment as a director of the Company. Pursuant to the Consulting Agreement, Dr. Loh provided advisory services to the Company and received aggregate compensation of less than $120,000. Except for the services provided under the Consulting Agreement, Dr. Loh has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.
Dr. Loh will be entitled to compensation for his service as a member of the Board pursuant to the Company’s policy for compensation of non-employee directors (as described below and pro-rated as applicable to reflect the actual time Dr. Loh will serve on the Board for the year). In connection with his appointment to the Board, the Company granted Dr. Loh a stock option to purchase 10,000 shares of the Company’s common stock. The stock option will have an exercise price per share of $3.00, the closing price of the Company’s common stock on The Nasdaq Capital Market on the date of grant. The stock option will vest in equal quarterly installments over four years, subject to Dr. Loh’s continued service as a director.
Dr. Loh and the Company also entered into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.14 to the Company’s Form S-1/A (File No. 333-135760), filed by the Company on October 20, 2006 and is incorporated herein by reference.
A copy of the press release announcing Dr. Loh’s appointment to the Board is filed hereto as Exhibit 99.1 and incorporated herein by reference.
Non-Employee Director Compensation Policy
On October 4, 2022, the Board approved an amendment to the Company’s policy for compensation of non-employee directors to increase the amount of cash compensation to which the chair of the Science and Technology Committee is entitled to $15,000 per year. Under the Company’s policy for compensation of non-employee directors, each non-employee member of the Board is entitled to elect to receive either cash or equity as compensation for their service to the Board and/or its committees, reflecting the following amounts for service in each specified role:
•Board service: $30,000 per year
•Board Chairman: $20,000 per year
•Committee service: $7,500 per year
•Audit Committee Chair: $15,000 per year

•Compensation Committee Chair: $10,000 per year
•Nominating and Corporate Governance Committee Chair: $10,000 per year
•Science and Technology Committee Chair: $15,000 per year
In addition, renewing members of the Board are entitled to receive annual grants of options to purchase shares of the Company’s common stock from time to time as compensation for their service to the Board and/or its committees, and new members of the Board are entitled to receive such grants upon joining the Board, in amounts determined by the Compensation Committee. For the fiscal year ending December 31, 2022, non-employee Board members received option grants of 5,000 shares effective upon the annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Press Release dated October 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

October 5, 2022	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer